UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): October 1, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 815-7700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 4, 2010, MedCath Corporation (“the Company”) announced the completion of the divestiture of its interest in Avera Heart Hospital of South Dakota to Avera McKennan and certain assets of Arizona Heart Hospital, LLC to Vanguard Health Systems. The Company anticipates that total net proceeds from both transactions will be approximately $46.5 million. Both sales were effective October 1, 2010. A copy of the press release is included as Exhibit 99.1.
On October 1, 2010, the Company also sold Cardiology, Consulting and Management Services (“CCM”) to Physician Practice Consulting &Management, LLC for an immaterial amount. An immaterial loss of less than $0.1 million related to the sale of CCM will be recorded during the Company’s first quarter of fiscal 2011. CCM was reported as part of the Company’s hospital division for the fiscal year ended September 30, 2009.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1      Press Release dated October 4, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: October 5, 2010	By:	/s/ James A. Parker James A. Parker Executive Vice President and Chief Financial Officer